UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2021
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On November 13, 2021, Newtek Business Services Corp. (the “Company”) entered into an Indemnification Agreement with Company director Fernando Perez-Hickman (the "Indemnitee"). The Indemnification Agreement clarifies and supplements indemnification provisions already contained in the Company's Bylaws and generally provides that the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with Indemnitee's service as a Company director and also provides for rights to advancement of expenses and contribution.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, filed as exhibit hereto and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement - Perez-Hickman

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: November 15, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board